UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 1, 2020

Karyopharm Therapeutics Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36167	26-3931704
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Wells Avenue, 2nd Floor Newton, Massachusetts	02459
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 658-0600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	KPTI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 1, 2020, Karyopharm Therapeutics Inc. (the “Company”) entered into Amendment No. 1 (the “Amendment”) to a License Agreement, dated May 23, 2018 (the “Agreement”) with Antengene Therapeutics Limited, a corporation organized and existing under the laws of Hong Kong (“Antengene”), pursuant to which the Company granted Antengene exclusive rights to develop and commercialize, at its own cost, (i) selinexor, the Company’s lead, novel, oral Selective Inhibitor of Nuclear Export (SINE) compound, (ii) eltanexor, the Company’s second-generation oral SINE compound and (iii) KPT-9274, the Company’s oral, dual inhibitor of PAK4 and NAMPT, each for the diagnosis, treatment and/or prevention of all human oncology indications (the “Oncology Field”) and (iv) verdinexor, the Company’s oral SINE compound for the diagnosis, treatment and/or prevention of certain human non-oncology indications (the “Non-Oncology Field”). Selinexor, eltanexor, KPT-9274 and verdinexor are each referred to herein as a “Product” and collectively as the “Products”. The Amendment expands the rights of Antengene to develop and commercialize selinexor and eltanexor in all human oncology indications in the following geographies: Australia, New Zealand, South Korea, Taiwan, Hong Kong and the ASEAN countries, which are currently comprised of Brunei, Cambodia, Indonesia, Laos, Malaysia, Myanmar, Philippines, Singapore, Thailand, and Vietnam. The Amendment also includes the development and commercialization of KPT-9274 in all human oncology indications and verdinexor in human non-oncology indications in Australia and New Zealand. Previously, Antengene’s territory covered mainland China and Macau for selinexor and eltanexor and mainland China, Taiwan, Hong Kong, Macau, South Korea, and the ASEAN countries for KPT-9274 and verdinexor.

Under the terms of the Amendment, the Company will receive an upfront cash payment of $12.0 million and is entitled to receive future milestone payments from Antengene if certain regulatory and commercialization goals are achieved. In addition, the Company is further eligible to receive tiered double-digit royalties based on future net sales of selinexor and eltanexor, and tiered single- to double-digit royalties based on future net sales of verdinexor and KPT-9274 in Antengene’s territory, in each case subject to certain customary adjustments.

The Company expects to file the Amendment as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending June 30, 2020. The foregoing description of certain terms of the Amendment is intended to be a summary of the material terms and is qualified in its entirety by reference to the text of the Amendment when filed.

Item 2.02	Results of Operations and Financial Condition.

On May 5, 2020, the Company announced its financial results for the quarter ended March 31, 2020 and will conduct a previously announced, publicly available conference call to discuss those results. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information provided under this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit relating to Item 2.02 shall be deemed to be furnished, and not filed:

99.1	Press release issued by Karyopharm Therapeutics Inc. on May 5, 2020

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KARYOPHARM THERAPEUTICS INC.

Date: May 5, 2020	By:	/s/ Christopher B. Primiano
Christopher B. Primiano
Executive Vice President, Chief Business Officer, General Counsel and Secretary